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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



                          NRG NORTHEAST GENERATING LLC

                $320,000,000 8.065% Series A Senior Secured Bonds due 2004 $130,000,000 8.842% Series B Senior Secured Bonds due 2015 $300,000,000 9.292% Series C Senior Secured Bonds due 2024

                               PURCHASE AGREEMENT

                                                               February 15, 2000

CHASE SECURITIES INC.
SALOMON SMITH BARNEY INC.
     On behalf of the Initial Purchasers
     Named in Schedule 1 hereto

Ladies and Gentlemen:

                  NRG Northeast Generating LLC, a Delaware limited liability company (the "Company"), proposes to issue and sell $320,000,000 aggregate principal amount of its 8.065% Series A Senior Secured Bonds due 2004, $130,000,000 aggregate principal amount of its 8.842% Series B Senior Secured Bonds due 2015 and $300,000,000 aggregate principal amount of its 9.292% Series C Senior Secured Bonds due 2024 (collectively, the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of February 22, 2000 (the "Indenture") among the Company, the Guarantors party thereto and The Chase Manhattan Bank, as trustee (the "Trustee"). The Company hereby enters into this agreement with Chase Securities Inc. ("CSI") and Salomon Smith Barney Inc. ("SSB" and together with CSI, the "Representatives") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering circular dated February 1, 2000 (the "Preliminary Offering Circular") and will prepare an offering circular dated the date hereof (the "Offering Circular") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Circular and the Offering Circular


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shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior bonds of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  The Company will use the proceeds of the Securities (i) to repay all amounts of principal and interest outstanding under certain existing Indebtedness of the Company, (ii) to pay costs and expenses in connection with the offering of the Securities, and (iii) to repay NRG Energy money loaned in connection with the acquisition of the Connecticut Facilities.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Circular.

                  1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, did not, and on the Closing Date the Offering Circular will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

                  (b) Each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains all of the information that, if requested by a prospective purchaser


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         of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein and assuming that purchasers to whom the Initial Purchasers resell the Securities receive a copy of the Offering Circular, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) The Company, NRG Power Marketing and each of the Guarantors have been duly organized and are validly existing as limited liability companies in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not, singularly or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Guarantors taken as a whole (a "Material Adverse Effect").

                  (e) The Company and each of the Guarantors has outstanding membership interests as described in the Offering Circular; all of the outstanding membership interests in the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned solely by NRG Eastern LLC and Northeast Generation Holding LLC; and the limited liability company agreements for the Company and each of the Guarantors and the membership interests in the Company, to the extent discussed therein, conform in all material respects to the description thereof contained in the Offering Circular. All of the outstanding membership interests of each of the Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except liens existing pursuant to the Loan Facility which will be released or assigned to the Collateral Agent on or prior to the Closing Date and except for such membership interests in the Guarantors that will be transferred to the Company on or prior to the Closing Date. The Company and each Guarantor have heretofore delivered to the Initial Purchasers a true and complete copy of their respective limited liability agreements.

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                  (f) No Guarantor is currently prohibited, directly or
         indirectly, from paying any dividends to the Company, from making any other distribution in respect of such Guarantor's membership or other ownership interests, from repaying to the Company any loans or advances to such Guarantor from the Company or from transferring any of such Guarantor's property or assets to the Company or any other Guarantor of the Company, except as provided pursuant to the Loan Agreement.

                  (g) Each of the Company, NRG Power Marketing and each Guarantor has full right, power and authority to execute and deliver, to the extent a party thereto, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Security Agreement, the NRG Power Marketing Security Agreement, the Collateral Agency and Intercreditor Agreement, the Intercompany Notes and the Indemnification Consent Agreement (collectively, the "Financing Documents") to the extent it is a party thereto and to perform its obligations hereunder and thereunder; and all limited liability company or other action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents (as defined in the Indenture) to which the Company, NRG Power Marketing and each Guarantor is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

                  (i) The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that (x) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and
         (y) the rights to indemnification and contribution thereunder may be limited by federal and state securities laws or the public policy underlying such laws.

                  (j) The Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all

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         material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) Each of the Security Agreement, the NRG Power Marketing Security Agreement, the Collateral Agency and Intercreditor Agreement, the Indemnification Consent Agreement and the Intercompany Notes has been duly authorized, executed and delivered by the Company, NRG Power Marketing and the Guarantors, to the extent a party thereto, and constitutes a valid and legally binding agreement of the Company, NRG Power Marketing and the Guarantors enforceable against the Company, NRG Power Marketing and the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Circular to the extent described therein.

                  (n) The execution, delivery and performance by the Company and each Guarantor of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or (except for the Security Agreement, the NRG Power Marketing Security Agreement and the Collateral Agency and Intercreditor Agreement) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject, except such conflicts, breaches, violations, defaults, liens charges or encumbrances as could not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of

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         the provisions of the charter or by-laws of the Company or any
         Guarantor or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their properties or assets, except such violation as could not reasonably be expected to have a Material Adverse Effect and except for blue sky laws and federal securities laws; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company or any Guarantor of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

                  (o) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company and the Guarantors within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Circular comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted, the notes to the financial statements comply as to GAAP but not the requirements of Form S-1, an audited balance sheet of the Company is omitted and financial statements for each of the Guarantors are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as may be set forth in such financial statements, and fairly present the financial position of the entities purported to be covered thereby at the respective dates or respective periods indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Circular under the headings "Selected Financial Data", "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company and the Guarantors and fairly present the information purported to be shown thereby. The other historical financial information and data included in the Offering Circular are, in all material respects, fairly presented.

                  (p) Except as disclosed in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any Guarantor is a party or of which any property or assets of the Company or any Guarantor is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company,

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         no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (q) No action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any Guarantor before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests to the Company by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Circular and the Offering Circular.

                  (r) Neither the Company, NRG Power Marketing nor any Guarantor is (i) in violation of its organizational documents, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time the making of any determination or any combination thereof, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of their respective properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clause (i),
         (ii) or (iii) as could not reasonably be expected to have a Material Adverse Effect.

                  (s) The Company, NRG Power Marketing and each Guarantor possess all material licenses, certificates, authorizations and permits issued by, and have made all filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Circular, except where the failure to possess or make the same could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Guarantor has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or non-renewal could not reasonably be expected to have a Material Adverse Effect.

                  (t) The Company and each Guarantor have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any Guarantor which has had (nor does the Company or any Guarantor have any

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         knowledge of any tax deficiency which, if determined adversely to the
         Company or any Guarantor, could reasonably be expected to have) a Material Adverse Effect, except where such tax is being contested in good faith and where adequate reserves are maintained in accordance with generally accepted accounting principles.

                  (u) Neither the Company nor any of the Guarantors is required to be registered or regulated as an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

                  (v) Neither the Company nor any of the Guarantors, nor any of the members of the Company or any operator of any facility owned by the Company or the Guarantors is a "public utility company", an "electric utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), nor subject to regulation under PUHCA except pursuant to Section 9(a)(2) or
         Section 32 thereof.

                  (w) Each Guarantor is an "exempt wholesale generator" under
         Section 32(a) of PUHCA and none of the subsidiaries, nor any of the Trustee, the Collateral Agent or any holder of Securities is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of the Company or the Company's and its subsidiaries' use or operation of each facility and sale of power generated by any such facility, subject to regulation as a "public-utility company," an "electric utility company," a "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA.

                  (x) So long as each Guarantor is an "exempt wholesale generator" under Section 32(a) of PUHCA, none of the Trustee, the Collateral Agent or any holder of Securities will solely by reason of the exercise of remedies under the Security Agreements be subject to regulation as a "public-utility company," an "electric utility company," or a "holding company," or a "subsidiary company" or "affiliate" of any of the foregoing, under PUHCA; provided that (i) each Guarantor remains the sole owner of each facility, within the meaning of Section 2(a)(3) of PUHCA and maintains its "exempt wholesale generator" status, or (ii) the Trustee, the Collateral Agent or holder of Securities assumes ownership or operation of a facility through a special purpose subsidiary that obtains a determination of "exempt wholesale generator" status.

                  (y) The Company and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in

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         conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) The Company and each Guarantor have insurance covering their respective properties, operations, personnel and businesses, which insurance is substantially in amounts and against such insurable risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and against risks and substantially in amounts customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with Prudent Industry Practice (as defined in the Indenture). Neither the Company nor any Guarantor has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (aa) The Company and each Guarantor own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with and the Company and the Guarantors have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.

                  (bb) The Company and each Guarantor have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and the Guarantors, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are created or permitted by the Financing Documents.

                  (cc) No labor disturbance by or dispute with the employees of the Company or any Guarantor exists or, to the best knowledge of the Company, is contemplated or threatened.

                  (dd) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and

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         published interpretations thereunder ("ERISA"), or Section 4975 of the
         Internal Revenue Code of 1986, as amended (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any Guarantor which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each Guarantor have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any Guarantor would have any liability; and each such pension plan that is intended to be qualified under
         Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (ee) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any Guarantor (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any Guarantor is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any Guarantor, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit, in each case, now in effect or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability of the Company or any Guarantor, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have a Material Adverse Effect.

                  (ff) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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                  (gg) On and immediately after the Closing Date, the Company taken as a whole and each of the Guarantors individually (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Circular) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or any Guarantor is not less than the total amount required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company or any Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Circular, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or such Guarantor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (hh) Except as described in the Offering Circular, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of membership of or other equity or ownership interests in the Company or any Guarantor.

                  (ii) Neither the Company nor any of the Guarantors has taken or will take any action that would cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Federal Reserve Board.

                  (jj) Except as provided in this Agreement, neither the Company nor any of the Guarantors is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (kk) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                        NRG Northeast Purchase Agreement

                  (ll) None of the Company, any of its affiliates or any person acting on its or their has engaged or will engage in any directed selling efforts with respect to the Securities (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and the Company and the Guarantors or any person acting on its or their behalf (other the Initial Purchasers as to which the Company makes no representation) will comply with the offering restrictions requirement of Regulation S to the extent applicable.

                  (mm) Neither the Company nor the Guarantors, nor, to the best of the Company's knowledge, any of their affiliates has, directly or through any agent (other than the Initial Purchasers as to which the Company makes no representation), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (nn) None of the Company, any Guarantor or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (oo) There are no securities of the Company or any Guarantor registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (pp) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (qq) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Circular or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (rr) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of

                        NRG Northeast Purchase Agreement
         this Agreement or the issuance or sale by the Company of the Securities to the Initial Purchasers.

                  (ss) Since the date as of which information is given in the Offering Circular, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of NRG Operations or NRG Power Marketing that has had a Material Adverse Effect, (iii) neither the Company nor any Guarantor has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iv) neither the Company nor any Guarantor has entered into any material transaction other than in the ordinary course of business and (v) there has not been any change in the ownership or long-term debt of the Company or the Guarantors, or any dividend or distribution of any kind declared, paid or made by the Company or the Guarantors on any class of its membership interests.

                  (tt) Any certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 99.125% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Initial Purchasers agree with the Company that they will offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Circular. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) it has solicited and will solicit offers for the Securities in the United States

                        NRG Northeast Purchase Agreement
only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering in the United States, only to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A or from Institutional Accredited Investors within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act in minimum denominations of $250,000 and (iv) they will make offers and sales to Non-U.S. Persons in reliance on Regulation S only in accordance with the restrictions set forth in Exhibit A hereto. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Circular (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (c) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser; provided that such sale is in compliance with clause (b) of this Section 2 and such affiliate complies with clause (b).

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on February 22, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers

                        NRG Northeast Purchase Agreement
hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Representatives shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Representatives in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Company. The Company agrees with each of the several Initial Purchasers:

                  (a) at any time prior to the completion of the initial resale of the Securities by the Initial Purchasers, (i) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Circular, in light of the circumstances under which such statement was made, untrue or which requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof as soon as practicable;

                  (b) to furnish promptly to each Initial Purchaser and counsel for the Initial Purchasers, without charge, prior to the completion of the initial resale of the Securities by the Initial Purchasers or the date which is six months following the Closing Date, whichever is earlier, as many copies of the Preliminary Offering Circular and the Offering Circular (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Circular, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Circular in order that the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make

                        NRG Northeast Purchase Agreement
         the statements therein, in the light of the circumstances existing at the time it is delivered to a transferee of any Initial Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Circular, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to, and has filed all reports required pursuant to, Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, after the effectiveness of any exchange offer registration statement or shelf registration statement as contemplated under the Registration Rights Agreement, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or, prior to the effectiveness of any exchange offer registration statement or shelf registration statement as contemplated under the Registration Rights Agreement, such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly use its reasonable best efforts to take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and to continue such qualifications in effect for so long as required for the resale of the Securities by the Initial Purchasers; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations or as a dealer in securities in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or take any other action that will subject the Company to any tax it would otherwise not be subject to;

                  (h) to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                        NRG Northeast Purchase Agreement

                  (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Circular; not to, and to cause its subsidiaries not to, and not to authorize any person acting on its or its subsidiaries' behalf to engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and to comply and to cause each of its subsidiaries to comply with the offering restrictions requirement of Regulation S;

                  (k) except as required by the Registration Rights Agreements for a period of 90 days from the date of the Offering Circular, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (m) in connection with the offering of the Securities, until either Representative on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and not to instruct its affiliated purchasers (as defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any

                        NRG Northeast Purchase Agreement

         Securities; and not to, and not to instruct its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (n) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                  (o) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (p) except for actions described in the Offering Circular, to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (q) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law or would not cause the Securities to be required to be registered under the Securities Act; and

                  (r) to apply the net proceeds from the sale of the Securities as set forth in the Offering Circular under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Circular (and any amendments or supplements thereto) shall have been printed and copies thereof distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securi-

                        NRG Northeast Purchase Agreement
         ties in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Circular, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantors shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (e) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of PricewaterhouseCoopers LLP, addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

                  (g) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of PricewaterhouseCoopers LLP, addressed to the Representatives and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving

                        NRG Northeast Purchase Agreement
         changes or developments since the respective dates as of which specified financial information is given in the Offering Circular, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (h) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its president and its treasurer stating that (A) such officers have carefully examined the Offering Circular, (B) in their opinion, the Offering Circular, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular so that the Offering Circular (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Circular, there has been no material adverse change in the financial position or results of operation of the Company and the Guarantors taken as a whole, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Guarantors taken as a whole, except as set forth in the Offering Circular.

                  (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and each Guarantor.

                  (j) The Indenture shall have been duly executed and delivered by the Company, each Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (k) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Circular, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a

                        NRG Northeast Purchase Agreement
         reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (l) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (m) Except as contemplated in the Offering Circular or any Financing Document, subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Circular (exclusive of any amendment or supplement thereto), there shall not have been any change in the ownership of the membership or other interests in the Company or any Guarantor or the Company's or any Guarantor's long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Guarantors taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular (exclusive of any amendment or supplement thereto).

                  (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (o) Moody's Investors Service Inc. ("Moody's") and Standard & Poors Ratings Services Inc. ("S&P") shall have rated the Securities at least Baa3 and BBB-, respectively. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities by Moody's, S&P or any other "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and
         (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities.

                        NRG Northeast Purchase Agreement

                  (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or
         (ii) any general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause
         (iv) or, in the case of any outbreak or escalation of hostilities not involving the United States referred to in clause (iii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Circular (exclusive of any amendment or supplement thereto).

                  (q) Stone & Webster shall have (i) delivered its final report to the Initial Purchasers in form and substance reasonably satisfactory in all respects to the Initial Purchasers favorably reviewing (among other matters) the technical feasibility of all engineering, design, capacity and operating specifications and arrangements and capital expenditure and operating cost estimates relating to the Facilities and environmental matters relating to the Facilities, (ii) consented to the inclusion of its report in the Preliminary Offering Circular, the Offering Circular and any registration statement filed in accordance with the Registration Rights Agreement and (iii) provided a letter, dated the Closing Date, confirming its report and the conclusions therein as of the Closing Date.

                  (r) PHB Hagler Bailly shall have (i) delivered its final report to the Initial Purchasers in form and substance reasonably satisfactory in all respects to the Initial Purchasers, (ii) consented to the inclusion of its report in the Preliminary Offering Circular, the Offering Circular and any registration statement filed in accordance with the Registration Rights Agreement and (iii) provided a letter, dated the Closing Date, confirming its report and the conclusions therein as of the Closing Date.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                        NRG Northeast Purchase Agreement

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(l), (m), (n), the second sentence of Section (o) or Section (p) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed one-eleventh of the aggregate principal amount of securities set forth on Schedule 1 hereto, the non-defaulting Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If such non-defaulting Initial Purchasers do not purchase all of the Securities, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Company, except that the Company will continue to be liable for the payment of expenses to the non-defaulting Initial Purchasers to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Circular or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Circular that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or

                        NRG Northeast Purchase Agreement
more of the Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification. (a) The Company shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Circular or the Offering Circular, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Offering Circular or any amendment or supplement to the Offering Circular was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Circular was corrected in the Offering Circular or any such amendment or supplement unless, in either case, such failure to deliver the Offering Circular was a result of non-compliance by the Company with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened,

                        NRG Northeast Purchase Agreement
under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in

                        NRG Northeast Purchase Agreement
each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged

                        NRG Northeast Purchase Agreement
untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Company agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Initial Purchasers and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto; (c) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities to the Initial Purchasers; (d) the reasonable fees and expenses of the Company's counsel and independent accountants and counsel to the Initial Purchasers; (e) the fees and expenses of qualifying the Securities under the securities laws of the

                        NRG Northeast Purchase Agreement
several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable related fees and expenses of counsel for the Initial Purchasers); (f) any fees charged by rating agencies for rating the Securities; (g) the fees and expenses of the Trustee and any paying agent and of the Collateral Agent (including reasonable related fees and expenses of any counsel to such parties); (h) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (j) the fees and expenses of Stone and Webster and PHB Hagler Bailly; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 12.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: General Counsel (telecopier no.: (212) 270-0994) and to Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013
         Attention: General Counsel; or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Circular, Attention: General Counsel (telecopier no.:
         (612) 373-5392);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term

                        NRG Northeast Purchase Agreement

"subsidiary" has the meaning set forth in Rule 405 under the Securities Act provided that each Guarantor shall be a subsidiary and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Circular and the Offering Circular: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the paragraph under the heading "Plan of Distribution" concerning over-allotment and trading activities by the Initial Purchasers; and
(iii) the statements concerning the Initial Purchasers contained in the first four and last four paragraphs under the heading "Plan of Distribution".

                  17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW RULES THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                        NRG Northeast Purchase Agreement

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                            Very truly yours,

                                            NRG NORTHEAST GENERATING LLC

                                            By /s/ Brian B. Bird
                                              ------------------------------
                                               Name: Brian B. Bird
                                               Title: Treasurer

Accepted:

CHASE SECURITIES INC.

By /s/ William Dexter Rogers
  ----------------------------
      Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

SALOMON SMITH BARNEY INC.

By /s/ Barry Gold
  ----------------------------
      Authorized Signatory

Address for notices pursuant to Section 9(c):
388 Greenwich Street
New York, NY  10013
Attention:  General Counsel's Office


                        NRG Northeast Purchase Agreement